 EXECUTION COPY

WHOLESALING AGREEMENT

November 11, 2010

ICON Securities Corp.
120 Fifth Avenue
6th Floor
New York, New York  10011

Dear Sirs:

Lightstone Securities LLC, a New York limited liability company (the “Company”), has entered into an agreement with Lightstone Value Real Estate Investment Trust II, Inc., a Maryland corporation (the “Trust”), to serve as its exclusive Dealer Manager. The Trust is engaged in a public offering of shares of common stock in the Trust (the “Shares”) through participating broker dealers (the “Selling Agent”`), on a best-efforts basis pursuant to the Selling Agreement between the Company, the Selling Agent and the Trust (the “Selling Agreement”), a copy of which has been furnished to you. Other selling agents, including those introduced by ICON Securities Corp. (“Wholesaler”) to us (“Additional Selling Agents” and together with the Selling Agent, the “Selling Agents”), may be selected by the Company. We confirm our agreement with you as follows.

1.  Appointment and Undertakings of the Wholesaler

(a)  Subject to the terms and conditions set forth in this Agreement, the Wholesaler is hereby appointed, and hereby accepts such appointment, as the Company's wholesaler to (i) identify and introduce to us Additional Selling Agents and (ii) assist the Company with the sale of Shares through such Additional Selling Agents.

(b)  The Wholesaler agrees to use diligent efforts to (i) introduce to us Additional Selling Agents and (ii) assist the Company with the sale of Shares through such Additional Selling Agents, each of which shall agree to offer and sell the Shares on a best-efforts basis without any commitment on the Additional Selling Agent's part to purchase any Shares pursuant to an Additional Selling Agent Agreement (the form of which is attached as Exhibit 1 to this Agreement) and, so long as this Agreement and the relevant Additional Selling Agent Agreements remain in effect, to use diligent efforts to assist the Additional Selling Agents with the performance of their obligations as provided herein.

(c)  The Wholesaler covenants and agrees to wholesale Shares through registered broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that have signed Additional Selling Agent Agreements. The Wholesaler's wholesaling activities will consist primarily of (i) introducing Additional Selling Agents to us and (ii) assisting the Company with the sale of Shares through such Additional Selling Agents primarily by providing (x) training and education regarding the Trust and the offering of the Shares, (y) sales literature and other information concerning the Trust and the offering of the Shares, approved in writing, by the Company, to such Additional Selling Agents and their registered representatives and (z) assistance to such Additional Selling Agents and their registered representatives in marketing the Shares.

(d)  The Wholesaler shall comply with all applicable laws, and the applicable rules and regulations of FINRA, the SEC, state securities administrators and any other regulatory body. The Wholesaler shall under no circumstances engage in any activities hereunder in any jurisdiction (i) in which the Company has not informed the Wholesaler that counsel's advice has been received that the Shares are qualified for sale or are exempt under the applicable securities or Blue Sky laws thereof or (ii) in which the Wholesaler may not lawfully engage.

(e)  The Wholesaler has received a copy of the Prospectus and a copy of the Registration Statement each as amended to the date hereof.

(f)   The Wholesaler (i) acknowledges that, other than as set forth herein, it is not authorized to act as agent of the Company or the Trust in any connection or transaction and (ii) agrees not to so act or to purport to so act.

2.  Compensation and Expense Reimbursement

(a)  In consideration for the Wholesaler performing its obligations under this Agreement, the Company shall pay the Wholesaler a Distribution Fee equal to 3% of the purchase price of the Shares sold by each Additional Selling Agent (it being understood that the Company shall pay each Additional Selling Agent's share of selling commission directly to such Additional Selling Agent in accordance with the applicable Additional Selling Agent Agreement), which Distribution Fee shall be payable solely from the distribution fee equal to 3% of the purchase price of the sale of Shares that is received by the Company from the Trust in connection with an Additional Selling Agent’s sale of such Shares. Such Distribution Fee will be paid in respect of each subscription as promptly as possible.

(b)  With respect to Shares sold to participants in an Additional Selling Agent's “wrap account” program and which participate in such program, the Wholesaler shall still receive the same Distribution Fee as listed in Section 2(a) provided the Wholesaler meets the eligibility requirements to receive such compensation.

(c)  Furthermore, the Company shall not compensate the Wholesaler unless the wholesaler is legally qualified and permitted to receive such compensation.

(d)  The Company shall also reimburse the Wholesaler for all costs and expenses incurred in connection with bona fide due diligence activities upon presentation of itemized and detailed invoices.

(e)  Notwithstanding any other provision of this Agreement to the contrary, the Company shall have sole discretion to accept or reject any subscription for the Shares in whole or in part.

(f)  The Company agrees to make all payments to the Wholesaler pursuant to Sections 2(a) and (b) substantially concurrently with the acceptance of a subscriber as a stockholder by the Trust but in no event no later than 10 business days following the end of each month in which compensation is earned.

3.  Representations and Warranties of the Trust and the Company

(a) The Trust represents and warrants to the Wholesaler that:

(i)  The Trust is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State of Maryland Department of Assessments and Taxation, and has full power and authority under its Articles of Incorporation and Bylaws, as amended, to conduct its business as described in the Registration Statement and Prospectus and to issue, sell and deliver the Shares.  The Trust is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Trust and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ii)  Except with respect to the State of Ohio, the Trust has all federal and state government and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business, all as described in the Registration Statement and Prospectus.

(b) The Company represents and warrants to the Wholesaler that:

(i)  It is a limited liability company duly organized and validly existing and in good standing under the laws of the State of New York and has full corporate power to perform its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. The Company is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business. All of the present principals of the Company are identified as such in the Registration Statement and Prospectus.

(ii)  It has all federal and state governmental and regulatory approvals, and maintains and will maintain on a current basis all filings and registrations with federal and state governmental and regulatory agencies required to act as described in the Registration Statement and Prospectus, and the performance of such actions will not violate or result in a breach of any provision of its articles of organization, certificate of formation or operating agreement or any agreement, instrument, order, law or regulation binding upon it.

4.  Representations and Warranties of the Wholesaler

The Wholesaler represents and warrants to the Trust and the Company:

(a)  The Wholesaler is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a member in good standing of FINRA and has full power and authority to act as selling agent in the manner contemplated by this Agreement.  The Wholesaler is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Wholesaler and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(b)  The Wholesaler is in good standing and in compliance with all applicable broker-dealer registration requirements in the places where it engages in the activities contemplated herein and all such laws and applicable rules and regulations of FINRA and other self-regulatory organizations.

(c)  In particular, and not by way of limitation, the Wholesaler represents and warrants that it is familiar with FINRA Rule 2310 and that it will comply fully with all the terms thereof to the extent FINRA Rule 2310 applies to the conduct contemplated herein.

(d)  The Wholesaler and its representatives have all required federal and state governmental and regulatory approvals and licenses and have made all filings and registrations with federal and state governmental and regulatory agencies required to conduct their business and to perform their obligations under this Agreement. The performance of the obligations of the Wholesaler under this Agreement will not violate or result in a breach of any provisions of its articles of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it.

5.  Covenants of the Company

(a)  The Company will notify the Wholesaler immediately (i) when any amendment to the Registration Statement shall have become effective and (ii) of the issuance by the SEC or any other Federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), or the registration of Shares under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

(b)  The Company, at its cost, will deliver to the Wholesaler as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Wholesaler may reasonably request for the purposes contemplated by the 1933 Act or any rules or regulations thereunder.

(c)  The Company will furnish to the Wholesaler a reasonable number of copies of any amendment or amendments of, or supplement or supplements to, the Prospectus.

6.  Indemnification

(a)  Each of the Company and the Trust agree to indemnify and hold harmless the Wholesaler against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, other federal or state statute, law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions do not arise out of or are not based upon any action or omission of the Wholesaler constituting negligence, misconduct, or violation of this Agreement or applicable laws or regulations.

(b)  The Wholesaler agrees to indemnify and hold harmless each of the Trust and the Company to the same extent as the foregoing indemnity from each of the Company and the Trust set forth in Section 6(a), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon acts or omissions of the Wholesaler constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.

(c)  Notwithstanding any other provision of this Agreement, indemnification of the Company or its controlling persons by the Trust shall be permitted only to the extent permitted by the Trust’s Articles of Incorporation and Bylaws, as amended.

(d)  Any party which proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, and the failure so to notify such indemnifying party of any such action, suit or proceeding shall relieve it from any liability which it may have to any indemnified party under this Section 6 to the extent, and only to the extent, that such failure was prejudicial to the indemnifying party.  In no event shall any such failure relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying part of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such identified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying part as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonable concluded that there may be a conflict of interest between the indemnifying party (or such other  party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party [or such other party] shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party).  An indemnifying party shall not be liable for any settlement of any action or claim affected without its consent.

(e)  The exculpation provisions of the Trust’s Articles of Incorporation and Bylaws shall not relieve the Company or its principals from any liability they may have or incur to the Trust under this Agreement.

7.  Relationship of Wholesalers, Additional Selling Agents and the Company

The obligations of each of the Wholesaler and the Additional Selling Agents are several and not joint.  Nothing herein contained shall constitute the Wholesaler and the Additional Selling Agents, or any of them, as an association, partnership, unincorporated business or other separate entity.  The Company and the Trust shall be under no liability to the Wholesaler except for lack of good faith and for obligations expressly assumed by the Company and the Trust in this Agreement.

8.  Termination

(a)  This Agreement shall terminate upon the execution and effectiveness of that certain Assignment and Amendment of the Managing Dealer Agreement between the Wholesaler and the Trust.

(b)  In the event that the Assignment and Amendment of the Managing Dealer Agreement between the Wholesaler and the Trust is not executed, this Agreement shall be terminable by either the Wholesaler, the Company or the Trust, with a thirty (30) day notice to cure first being provided, upon breach of the Wholesaler, the Company or the Trust, as the case may be, or non-compliance by the Wholesaler, the Company or the Trust, as the case may be, with any material term or condition of this Agreement.  A party has 30 days from receipt of such notice to cure any breach or non-compliance, in which case this Agreement shall continue with full force and effect.

(c)  The termination of this Agreement for any reason shall not affect (i) the obligation of the Company to pay the Distribution Fees accrued and reimburse costs and expenses incurred prior to the termination hereof, (ii) the Wholesaler’s obligations under the second sentence of Section 7 hereof, or (iii) the indemnification obligations under Section 6 hereof.

(d)  If the termination of this Agreement is not pursuant to Section 8(a), the Company will continue to compensate Wholesaler on all new subscription agreements received from the Additional Selling Agents on this or any future offering by the Trust.

9.  Confidentiality

(a)  The Company hereby covenants and agrees that under no circumstances will it solicit any Selling Agent to become an Additional Selling Agent whose name became known to the Company in connection with the performance of the Wholesaler’s obligations hereunder.

(b)  The Wholesaler hereby covenants and agrees that it will not enter into any selling agreement with any selling agent without the Company’s consent.

10.   Amendment

The Company shall amend this Agreement as necessary, in the reasonable opinion of counsel to the Company, to comply with applicable law or the requirements of any governmental or self-regulatory body or agency.  If the Wholesaler does not agree to such amendment, notwithstanding the provisions of Sections 8(a) and 8(b) hereof or any other provision herein to the contrary, the Company, the Trust or the Wholesaler may terminate this Agreement with immediate effect by giving all other parties written notice of termination.

11.   Miscellaneous

(a)  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

(b)  All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered or, when given by registered mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:

President & CEO
Lightstone Securities, LLC
1 International Blvd.
Mahweh, NJ  07302

If to the Trust:

Lightstone Value Plus Real Estate Investment Trust II, Inc.
1 International Blvd.
Mahweh, NJ  07302

If to the Wholesaler:

ICON Securities Corp.
120 Fifth Avenue
Eighth Floor
New York, NY  10011
Attn: President

(c)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of choice of the law thereof.

(d)  All captions used in this Agreement are for convenience only, are not a part hereof and are not to be used in construing or interpreting any aspect hereof.

(e)  This Agreement may be executed in counterparts, each such counterpart to be deemed an original but which all together shall constitute one and the same instrument.

(f)  This Agreement may not be amended except by the express written consent of the parties hereto.  No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under hits Agreement on any occasion or series of occasions.

(g)  The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

(h)  If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any law, ruling, rule or regulation, the remainder of this Agreement or the application of the provision to persons or circumstances other than those as to which it is  held inconsistent, shall not be affected thereby.

If the foregoing is in accordance with your understanding of our Agreement, please sign and return a counterpart hereof whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. (solely for purposes of Sections 3(a), 6, 7, 8, 10 and 11)

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: CEO

LIGHTSTONE SECURITIES, LLC

By:	/s/ David Lichtenstein
Name: David Lichtenstein
Title: CEO

CONFIRMED AND ACCEPTED

ICON SECURITIES CORP.

By:	/s/ Michael Reisner
Name: Michael Reisner
Title: Director

Exhibit 1

Form of Additional Selling Agent Agreement